                           SCHEDULE 14(a) INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
                           90 WEST STREET, SUITE 2210
                            NEW YORK, NEW YORK 10006

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD THURSDAY, MAY 18, 2000

TO OUR STOCKHOLDERS:

     The 2000 Annual Meeting of the Stockholders of Hanover Capital Mortgage Holdings, Inc. will be held on Thursday, May 18, 2000, at 11:00 a.m. at the American Stock Exchange, 86 Trinity Place, New York, New York, for the following purposes:

          1. To elect three Directors, to serve for a term of three years.

          2. To elect a Director to serve the remaining term of Robert E. Campbell's term, who retired.

          3. To consider and act upon a proposal to ratify, confirm and approve the selection of Deloitte & Touche LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2000.

          4. To consider and act upon any other business which may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 21, 2000 as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

     Your proxy is enclosed. You are cordially invited to attend the meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy and return it in the enclosed postage paid envelope. The giving of this proxy will not affect your right to vote in person in the event you attend. Please return the proxy promptly to avoid the expense of additional proxy solicitation.

                                          By order of the Board of Directors

                                          JOYCE S. MIZERAK,
                                          Senior Managing Director, a Director
                                          and Secretary

New York, New York
April 28, 2000

                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

                                PROXY STATEMENT

     We are providing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of Hanover Capital Mortgage Holdings, Inc. (the "Company") for use at the 2000 Annual Meeting of Stockholders to be held on Thursday, May 18, 2000, at the time and place set forth in the notice of the meeting, and at any adjournments of the meeting. We are first sending this Proxy Statement and form of proxy to stockholders on April 28, 2000.

     If you properly execute and return this proxy, it will be voted in the manner you direct. If you do not specify instructions with respect to any particular matter to be acted upon, then the proxy will be voted in favor of the matters in the proxy. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to our Secretary at any time before the proxy is exercised.

     The holders of a majority in interest of all common stock issued, outstanding and entitled to vote are required to be present in person or to be represented by proxy at the meeting in order to constitute a quorum for the transaction of business. The election of the nominees for director will be decided by plurality vote. The affirmative vote of the holders of at least a majority of the shares of common stock voting in person or by proxy at the meeting are required to approve all other matters listed in the notice of the meeting.

     We will bear the cost of the solicitation of proxies. It is expected that the solicitation will be made primarily by mail, but the Company's regular employees or representatives (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals at the Company's expense.

     We are also providing our Annual Report on Form 10-K for the year ended December 31, 1999 to each stockholder.

     The Company's principal executive offices are located at 90 West Street, Suite 2210, New York, New York, 10006, telephone number (212) 732-5086.

                       RECORD DATE AND VOTING SECURITIES

     Only stockholders of record at the close of business on April 21, 2000 are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding and entitled to vote 5,748,924 shares of common stock, par value $.01 per share. Each outstanding share of the Company's common stock entitles the record holder to one vote.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, with each class as nearly equal in number as possible. One class is elected each year for a term of three years. In addition, any director that was appointed by the Board of Directors to fill a vacancy holds office until the next annual meeting of stockholders, at which time the stockholders elect a director to hold office for the balance of the term then remaining. It is proposed that each director nominee listed below, whose term expires at this meeting, be elected to serve a term of three years and until his or her successor is duly elected and qualified or until he or she sooner dies, resigns or is removed. Further, it is proposed that any director nominee appointed to the Board of Directors to fill a vacancy be elected to hold office for the balance of the term then remaining.

     The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the director nominees named below, all of whom are now members of the Board of Directors. All of the director nominees advised the Company that they are available and willing to serve if elected. If any of the director nominees become unavailable for election, which the Company does not anticipate, then the persons named in the accompanying proxy will vote for substitutes as the Board of Directors may recommend. None of the director nominees are related to any executive officer of the Company or its subsidiaries.

                                                    POSITION WITH THE COMPANY OR PRINCIPAL
NAME OF DIRECTOR                    AGE              OCCUPATION DURING THE PAST FIVE YEARS
----------------                    ---             --------------------------------------
NOMINATED FOR THE BALANCE OF THE
  TERM ENDING IN 2003:
John A. Burchett..................   57    John A. Burchett has been the Chairman of the Board,
                                           President and Chief Executive Officer of the Company
                                           since its inception in June 1997. Mr. Burchett has also
                                           been the Chairman of the Board, President and Chief
                                           Executive Officer of each of Hanover Capital Partners Ltd
                                           ("HCP"), a subsidiary of the Company and Hanover Capital
                                           Mortgage Corporation, a subsidiary of HCP, since each of
                                           their formations in 1989 and 1992, respectively. Prior to
                                           the founding of HCP, Mr. Burchett held executive
                                           positions in the national mortgage finance operations of
                                           two global financial institutions: Citicorp Investment
                                           Bank from 1980 to 1987 and Bankers Trust Company from
                                           1987 to 1989.
John A. Clymer....................   51    John A. Clymer has served as a Director of the Company
                                           since the consummation of the Company's initial public
                                           offering in September 1997. Since September 1994, Mr.
                                           Clymer has been employed by the Resource Companies, Inc.
                                           as a Managing Director. From 1972 until January 1994, Mr.
                                           Clymer was employed by Minnesota Mutual Life Insurance,
                                           and for the period from 1991 to 1994 was the President of
                                           Minnesota Mutual Life Insurance. Among his professional
                                           affiliations, Mr. Clymer is a member of the Board of
                                           Hudson Medical Center, Inc., Hudson Health Corporation,
                                           Inc., Resource Companies, Inc. and St. Paul Foundation.
                                           Mr. Clymer has also been a Director of WTC Industries,
                                           Inc. since 1994.
Saiyid Naqvi......................   50    Saiyid Naqvi has served as a Director of the Company
                                           since March 1998. Mr. Naqvi is the President and Chief
                                           Executive Officer of PNC Mortgage (formerly Sears
                                           Mortgage Corporation). He joined PNC Mortgage in 1993
                                           with the acquisition of Sears Mortgage Corporation, which
                                           he had joined in 1985 as Senior Vice President of
                                           secondary marketing.
NOMINATED FOR THE BALANCE OF THE
  TERM ENDING IN 2002:
James F. Stone....................   60    James F. Stone has served as a Director of the Company
                                           since March 2000. Mr. Stone is a retired general partner
                                           of First American Capital. Among his professional
                                           affiliations, Mr. Stone is a member of the Board of Magic
                                           Seasoning Blends, Fiber Composites Corporation of North
                                           Carolina, Oracle Lens Manufacturing Company, and the
                                           South County Hospital in Rhode Island.

     The following are the continuing members of the Board of Directors whose terms of service are indicated below:

                                                POSITION WITH THE COMPANY OR PRINCIPAL
NAME OF DIRECTOR                AGE              OCCUPATION DURING THE PAST FIVE YEARS
----------------                ---             --------------------------------------
SERVING A TERM ENDING IN 2001:
George J. Ostendorf...........  55     George J. Ostendorf has been a Director of the Company
                                       since its inception in June 1997. Mr. Ostendorf is also a
                                       Senior Managing Director of the Company, and has been a
                                       Director of HCP, a subsidiary of the Company, since its
                                       formation in 1989. Mr. Ostendorf's duties at HCP include
                                       senior relationship management of HCP's clients which
                                       range from small depository institutions to the large
                                       mortgage lenders. Prior to joining HCP, Mr. Ostendorf was
                                       responsible for origination and distribution of mortgage
                                       securities by Chicago based sales forces that he managed
                                       for Citicorp Investment Bank and later for Bankers Trust
                                       Company.
John Nicholas Rees............  66     John Nicholas Rees has served as a Director of the
                                       Company since the consummation of the Company's initial
                                       public offering in September 1997. Since 1985, Mr. Rees
                                       has been President of Pilot Management, a privately held
                                       investor/consultant firm. From 1974 to 1985, Mr. Rees was
                                       Vice Chairman of the Bank of New England Corporation
                                       where he was responsible for its finance, strategic
                                       planning, money market, government banking and data
                                       processing operations.
Joseph Freeman................  66     Joseph Freeman has served as a Director of the Company
                                       since October 1997. Since 1986, Mr. Freeman has been the
                                       President of LRF Investments, Inc., a privately held
                                       venture capital firm. Mr. Freeman is currently on the
                                       Board of Directors of LRF Investments, Inc., Merrimack
                                       Mortgage Co., Inc., The Newton Group, Inc. and Work
                                       Management Solutions, Inc.
SERVING A TERM ENDING IN 2002:
Joyce S. Mizerak..............  44     Joyce S. Mizerak has been a Director and Secretary of the
                                       Company since its inception in June 1997. Ms. Mizerak is
                                       also a Senior Managing Director of the Company, and a
                                       Director and Senior Managing Director of HCP since its
                                       formation in 1989. Prior to joining HCP, Ms. Mizerak had
                                       responsibilities at Bankers Trust Company from 1988 to
                                       1989 for mortgage transaction contracts. Before joining
                                       Bankers Trust Company, Ms. Mizerak held a variety of
                                       positions at Citicorp Investment Bank from 1984 to 1988
                                       including the trading of whole mortgage loans for
                                       Citicorp's Citimae residential mortgage conduit.

                                                POSITION WITH THE COMPANY OR PRINCIPAL
NAME OF DIRECTOR                AGE              OCCUPATION DURING THE PAST FIVE YEARS
----------------                ---             --------------------------------------
Irma N. Tavares...............  45     Irma N. Tavares has been a Director of the Company since
                                       its inception in June 1997. Ms. Tavares is a Senior
                                       Managing Director of the Company, and is also a Senior
                                       Managing Director of HCP and has been a Director of HCP
                                       since its formation in 1989. Prior to joining HCP, Ms.
                                       Tavares held trading positions at both Citicorp
                                       Investment Bank from 1983 to 1987 and Bankers Trust
                                       Company from 1987 to 1989.

                               EXECUTIVE OFFICERS

     In addition to the directors named above, the Company has the following executive officers:

NAME                                AGE                    POSITION WITH THE COMPANY
----                                ---                    -------------------------
Thomas P. Kaplan..................  34     Thomas P. Kaplan has been Chief Financial Officer and
                                           Managing Director of the Company since June 1999. Mr.
                                           Kaplan is also Chief Financial Officer and Managing
                                           Director of HCP. He is responsible for the Company's
                                           strategic planning, corporate development, financing and
                                           financial reporting functions. Prior to joining HCP, Mr.
                                           Kaplan was the executive vice president in charge of the
                                           capital markets division of Franchise Mortgage Acceptance
                                           Company from 1997 to 1999, a senior vice president in the
                                           asset-backed securities group at Greenwich Capital
                                           Markets from 1995 to 1997, and a director in charge of
                                           credit sensitive mortgage and asset-backed trading at
                                           Credit Suisse First Boston, where he was employed from
                                           1990 to 1995.
James C. Strickler, Jr............  43     James C. Strickler, Jr. has been with the Company since
                                           its inception in June 1997 and is a Managing Director of
                                           the Company. Mr. Strickler is also a Managing Director of
                                           HCP and has been employed by HCP since 1995. Prior to
                                           joining HCP, Mr. Strickler held the position of trader of
                                           whole loans, asset backed securities and non-agency
                                           mortgage backed securities with Lehman Brothers Inc. from
                                           1992 to 1995 and with Chemical Bank from 1988 to 1992.
John F. Lanahan...................  38     John F. Lanahan has been Assistant Secretary of the
                                           Company since 1999. Mr. Lanahan is also Vice President
                                           and In-House Counsel of HCP and has been employed by HCP
                                           since 1999. Prior to joining HCP, Mr. Lanahan worked with
                                           the law firm of Hack, Piro, O'Day, et al. from 1991 to
                                           1998.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During fiscal 1999, the Board of Directors held four in-person meetings and five meetings by telephone conference. The Board of Directors also took actions by unanimous written consent. All of the Directors attended at least 75% of the aggregate of

     - the total number of Board of Directors' meetings during which they served as Director; and

     - the total number of meetings held by committees of the Board of Directors on which they served.

     The Company does not pay directors who are also officers of the Company additional compensation for their services as directors. Accordingly, Mr. Burchett, Mr. Ostendorf, Ms. Mizerak and Ms. Tavares did not receive any additional compensation as directors of the Company. See "Compensation Committee Interlocks and Insider Participation -- Certain Relationships and Related Transactions -- Employment Agreements" and "-- Management Agreement".

     In 1999, compensation for non-employee directors included the following:

     - an annual director's fee equal to $15,000, payable on a quarterly basis;

     - $500 for each meeting attended; and

     - travel expenses in connection with attending each in-person meeting.

     The Board of Directors does not have a nominating committee. However, there is an Audit Committee and a Compensation Committee.

     The members of the Company's Compensation Committee are:

DIRECTOR NAME                        FUNCTIONS OF THE COMMITTEE                  MEETINGS IN 1999
-------------          ------------------------------------------------------    ----------------
John A. Clymer         - annually review the Company's compensation policy             1
John Nicholas Rees       for executive officers;
Joseph Freeman
                       - make recommendations to the Board of Directors with
                         respect to the Company's compensation policy for
                         executive officers;
                       - make compensation decisions for executive officers;
                         and
                       - administer the Company's Bonus Incentive
                         Compensation Plan, the Company's 1997 Stock Option
                         Plan and the Company's 1999 Equity Incentive Plan.

                             AUDIT COMMITTEE REPORT

     The members and duties of the Company's Audit Committee are:

DIRECTOR NAME                   AUDIT COMMITTEE DUTIES AND FUNCTIONS             MEETINGS IN 1999
-------------          ------------------------------------------------------    ----------------
John A. Clymer         - members are independent as defined in Section 121(A)
John Nicholas Rees       of the AMEX's listing standard;
Joseph Freeman                                                                          1
                       - recommend to the Board of Directors the selection of
                         independent public accountants to serve as the
                         Company's auditors;

                       - review and discuss the Company's audited financial
                         statements with the executive officers;

                       - discuss with the independent auditors the matters
                         required to be discussed by SFAS 61;

                       - receive from the independent auditors written
                         disclosures and the letter required by the Independence Standards Board Standard No. 1, and discuss with the independent auditors the independent accountant's independence; and

                       - recommend the audited financial statements be
                         included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

                                          AUDIT COMMITTEE

                                          John A. Clymer
                                          John Nicholas
                                          Joseph Freeman

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth information regarding the ownership of our common stock as of April 11, 2000 by:

     - each person we know to beneficially own more than 5% of our common stock;

     - each director of the Company;

     - each executive officer of the Company; and

     - all directors and executive officers of the Company as a group.

     Unless otherwise indicated in the table's footnotes, the beneficial owners have, to the knowledge of the Company, sole voting and investment power with respect to the shares beneficially owned.

                                                                                       PERCENTAGE OF
                                                           NUMBER OF SHARES         SHARES BENEFICIALLY
NAME OF BENEFICIAL OWNER                                  BENEFICIALLY OWNED               OWNED
------------------------                                  ------------------        -------------------
Wallace R. Weitz & Company(1)...........................       1,975,100(2)(3)             29.12%
Apex Mortgage Capital, Inc.(4)..........................         552,000(5)                 9.60%
John A. Burchett(6).....................................         872,777(7)                14.10%
Joyce S. Mizerak(8).....................................         128,290(9)                 2.23%
George J. Ostendorf(10).................................         118,186(11)                2.05%
Irma N. Tavares(12).....................................         113,500(13)                1.97%
Thomas P. Kaplan(14)....................................          54,500(15)                   *
John Nicholas Rees(16)..................................          22,000(17)                   *
Robert E. Campbell(18)..................................          12,830                       *
Saiyid Naqvi(19)........................................           5,000(20)                   *
John A. Clymer(21)......................................           2,000(22)                   *
Joseph Freeman(23)......................................           7,000(24)                   *
James F. Stone..........................................           5,000                       *
James Strickler.........................................              --                       *
John F. Lanahan.........................................              --                       *
All executive officers and directors as a group (13
  persons)..............................................       1,341,083                   21.61%

---------------
 (1) Address is 1125 South 103rd Street, Suite 600 Omaha, Nebraska 68124.

 (2) According to a Schedule 13D filed with the Securities and Exchange Commission on April 11, 2000.

 (3) Includes 1,033,400 shares of common stock which Wallace R. Weitz & Company has the right to acquire within sixty days pursuant to the exercise of warrants.

 (4) Address is 865 South Figueroa Street, Suite 1800, Los Angeles, CA, 90017.

 (5) According to a Schedule 13D filed with the Securities and Exchange Commission on or before March 22, 2000.

 (6) Address is 90 West Street, Suite 2210, New York, New York 10006.

 (7) Includes 442,000 shares of common stock, which Mr. Burchett has the right to acquire within sixty days pursuant to the exercise of warrants.

 (8) Address is 100 Metroplex Drive, Suite 301, Edison, New Jersey 08817.

 (9) Includes 5,800 shares of common stock, which Ms. Mizerak has the right to acquire within sixty days pursuant to the exercise of warrants.

(10) Address is 208 South LaSalle Street, Suite 1338, Chicago, Illinois 60604.

(11) Includes 2,800 shares of common stock, which Mr. Ostendorf has the right to acquire within sixty days pursuant to the exercise of warrants.

(12) Address is 90 West Street, Suite 2210, New York, New York 10006.

(13) Includes 800 shares of common stock, which Ms. Tavares has the right to acquire within sixty days pursuant to the exercise of warrants.

(14) Address is 90 West Street, Suite 2210, New York, New York 10006.

(15) Includes 2,000 shares of common stock which Mr. Kaplan has the right to acquire within sixty days pursuant to the exercise of warrants.

(16) Address is 101 Granite Street, Rockport, Massachusetts 01966.

(17) Includes 2,000 shares of common stock which Mr. Rees has the right to acquire within sixty days pursuant to the 1997 Executive and Non-Employee Director Stock Option Plan.

(18) Address is 100 Albany Street, Suite 200, New Brunswick, New Jersey 08901.

(19) Address is 75 North Fairway Drive, Vernon Hills, Illinois 60061.

(20) Includes 2,000 shares of common stock which Mr. Naqvi has the right to acquire within sixty days pursuant to the 1997 Executive and Non-Employee Director Stock Option Plan.

(21) Address is 900 Second Avenue S., Suite 300, Minneapolis, Minnesota 55402

(22) Includes 2,000 shares of common stock which Mr. Clymer has the right to acquire within sixty days pursuant to the 1997 Executive and Non-Employee Director Stock Option Plan.

(23) Address is 60 Wells Avenue, Newton, Massachusetts 02459.

(24) Includes 2,000 shares of common stock which Mr. Freeman has the right to acquire within sixty days pursuant to the 1997 Executive and Non-Employee Director Stock Option Plan.

                             EXECUTIVE COMPENSATION

     John A. Burchett, Irma N. Tavares, Joyce S. Mizerak and George J. Ostendorf (collectively, the "Principals") became employees of the Company as of January 1, 1998. Because the Company had no employees prior to 1998, it had no executive compensation prior to 1998. In 1997, the Principals, who include the Chief Executive Officer and the three next most senior executive officers, were employees and senior executive officers of Hanover Capital Partners Ltd., an unconsolidated subsidiary of the Company, and received all of their compensation from HCP. A portion of their compensation in 1997 was billed to the Company pursuant to the Management Agreement. See "Compensation Committee Interlocks and Insider Participation -- Certain Relationships -- Management Agreement".

     The following table contains information about compensation earned by the Company's and HCP's Chief Executive Officer and its most senior executive officers (the "Named Executive Officers") in the years ended December 31, 1999, 1998 and 1997. Named Executive Officers are officers who have policy making authority and received more than $100,000 in total salary and bonuses during 1999, 1998 and 1997.

                                                                               LONG-TERM COMPENSATION
                                              ANNUAL COMPENSATION             ------------------------
                                     --------------------------------------    SECURITIES
                                                               OTHER ANNUAL    UNDERLYING      LTIP
NAME AND PRINCIPAL POSITION  YEAR    SALARY(1)    BONUS(1)     COMPENSATION   OPTIONS/SARS    PAYOUTS
---------------------------  ----    ---------    --------     ------------   ------------   ---------
                                        ($)         ($)            ($)            (#)           ($)
John A. Burchett(2)........  1999     306,277(3)   53,766(4)      22,322(5)      50,000
  Chairman of the Board,     1998     301,069      53,766         15,605
  Chief Executive Officer    1997     287,500     545,715         22,633        113,737      4,537,510
  and President
Joyce S. Mizerak(2)........  1999     229,708(6)                   9,041(7)      35,000
  Senior Managing Director   1998     225,802                      8,833
  and a Director             1997     213,750     372,245          7,959         43,029      1,237,500
George J. Ostendorf(2).....  1999     229,708(6)                  13,104(8)      35,000
  Senior Managing Director   1998     225,802                     13,601
  and a Director             1997     225,000     141,271         16,728         43,029      1,237,500
Irma N. Tavares(2).........  1999     229,708(6)                  10,067(9)      35,000
  Senior Managing Director   1998     225,802                      9,043
  and a Director             1997     213,750     372,245          9,122         43,029      1,237,500
Thomas P. Kaplan(2)........  1999     115,057                                    35,000
  Managing Director and      1998
  Chief Financial Officer    1997

---------------
(1) Salary and bonus amounts are presented in the period earned; however, the payment of such amounts may have occurred in other periods.

(2) These persons entered into a five year Employment Agreement with the Company on September 19, 1997. During 1997, this compensation was paid by HCP. Beginning January 1, 1998, the compensation was paid by the Company.

(3) Pursuant to his Employment Agreement, Mr. Burchett received an initial base annual salary of $300,000. The base annual salary was increased to $304,278 as a result of an annual cost of living adjustment in October 1998. The base annual salary was increased to $312,275 as a result of an annual cost of living adjustment in October 1999.

(4) Additional compensation paid to Mr. Burchett pursuant to a June 1997 Agreement.

(5) Includes $8,400 for an automobile allowance, and $13,922 for life insurance premiums.

(6) Pursuant to his/her Employment Agreement, Ms. Mizerak, Mr. Ostendorf and Ms. Tavares each received an annual base salary of $225,000. The base annual salary was increased to $228,208 as a result of an annual cost of living adjustment in October 1998. The base annual salary was increased to $234,206 as a result of an annual cost of living adjustment in October 1999.

(7) Includes $7,200 for an automobile allowance and $1,841 for life insurance premiums.

(8) Includes $7,200 for an automobile allowance, $3,884 for life insurance premiums and $2,020 for club membership dues.

(9) Includes $7,200 for an automobile allowance and $2,867 for life insurance premiums.

     The Company established a Bonus Incentive Compensation Plan in 1997 for eligible participants of the Company. The annual bonus pursuant to the Bonus Incentive Compensation Plan, if any, will be paid one-half in cash and, subject to certain ownership limitations, one-half in shares of common stock, annually, following receipt of the Company's audit from its independent public accountants for the related fiscal year. This Bonus

Incentive Compensation Plan will award bonuses annually to those eligible participants out of a total pool based upon annual net income before bonus incentive compensation as follows:

              ACTUAL ROE(1)
                IN EXCESS
                 OF BASE                                                       PLUS FIXED
               BROE(2) BY:                  BONUS %     MULTIPLIED BY        MINIMUM BONUS
              -------------                 -------    ---------------    --------------------
Zero or less..............................       0%    Bonus Base(4)               0%
Zero to 6%................................   12.00%    Bonus Base(4)               0%
Greater then 6%...........................   15.00%    Incremental        Average Net Worth(3)
                                                       Bonus Base(5)       multiplied by .72%

---------------
(1) "Actual ROE" means the Company's return on equity and is determined on an annual basis by dividing (a) the Company's annual Net Income before bonus incentive compensation, by (b) the Average Net Worth for the same fiscal year. For such calculations "Net Income" of the Company means the net income or net loss of the Company determined according to GAAP.

(2) "Base BROE" is the average weekly Ten-Year U.S. Treasury Rate, plus 4.0% for each fiscal year.

(3) "Average Net Worth" is the annual average of the end of the month Net Worth of the Company (as determined in accordance with GAAP); without regard to earnings or losses generated in the current fiscal year.

(4) "Bonus Base" is equal to (a) the annual Net Income before bonus incentive compensation minus (b)(i) the Average Net Worth multiplied by (ii) the Base BROE.

(5) "Incremental Bonus Base" is equal to (a) the annual Net Income before bonus incentive compensation minus (b)(i) the Average Net Worth multiplied by (ii) the Base BROE, minus (c)(i) the Average Net Worth multiplied by (ii) 6%.

     Of the bonus amount determined, one-half will be deemed contributed to the total pool in cash and the other half will be deemed contributed to the total pool in the form of shares of common stock. The calculation of the number of shares is determined by the average price per share of our common stock during the 20 day period that ends on the date of such determination.

     No incentive compensation bonuses were earned for the year ended December 31, 1999.

              OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 1999

     In 1999 the Compensation Committee approved the Equity Incentive Plan and the following table shows the awards made to Mr. Burchett and the most highly compensated executive officers in 1999. See "Aggregated Option Exercises In Fiscal Year Ended December 31, 1999 And Fiscal Year End Option Values -- 1999 Equity Incentive Plan".

                                NUMBER OF
                                SECURITIES       PERCENT OF TOTAL
                                UNDERLYING         OPTIONS/SARS        EXERCISE OR                   GRANT DATE
                               OPTIONS/SARS    GRANTED TO EMPLOYEES    BASE PRICE     EXPIRATION      PRESENT
            NAME                GRANTED(#)      IN FISCAL YEAR(%)        ($/SH)          DATE          VALUE
            ----               ------------    --------------------    -----------    -----------    ----------
John A. Burchett.............     50,000              17.67               4.625       August 2009     $44,000
  Chief Executive Officer
Joyce S. Mizerak.............     35,000              12.37               4.625       August 2009     $30,800
George J. Ostendorf..........     35,000              12.37               4.625       August 2009     $30,800
Irma N. Tavares..............     35,000              12.37               4.625       August 2009     $30,800
Thomas P. Kaplan.............     35,000              12.37               4.625       August 2009     $30,800

     The present value of the options was calculated using the Black-Sholes options pricing model as of August 1, 1999.

                 AGGREGATED OPTION EXERCISES AND OPTION VALUES
                     IN FISCAL YEAR ENDED DECEMBER 31, 1999

     The following table sets forth information concerning the value of stock options held at December 31, 1999 by the Named Executive Officers of the Company. None of the Named Executive Officers exercised any stock options during the year ended December 31, 1999.

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                  OPTIONS AT                    OPTIONS AT
                                                               DECEMBER 31, 1999             DECEMBER 31, 1999
                          SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
         NAME             ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----             ---------------   -----------   -----------   -------------   -----------   -------------
John A. Burchett.......          0              $0             0           50,000           $0             $0
                                                                           89,467            0              0
                                                                           24,270

Joyce S. Mizerak.......          0               0             0           35,000            0              0
                                                                           24,399            0              0
                                                                           18,630

George J. Ostendorf....          0               0             0           35,000            0              0
                                                                           24,399            0              0
                                                                           18,630

Irma N. Tavares........          0               0             0           35,000            0              0
                                                                           24,399            0              0
                                                                           18,630

Thomas P. Kaplan.......          0               0             0           35,000            0              0

1997 STOCK OPTION PLAN

     In 1997 the Company adopted the 1997 Executive and Non-Employee Director Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan is intended to provide a means of performance-based compensation in order to attract and retain qualified personnel and to afford additional incentive to others to increase their efforts in providing significant services to the Company. The Stock Option Plan is administered by the Compensation Committee. The Stock Option Plan provides for the grant of:

     - qualified incentive stock options ("ISOs") which meet the requirements of
       Section 422 of the Internal Revenue Code;

     - stock options not so qualified ("NQSOs");

     - deferred stock, restricted stock, performance shares, stock appreciation and limited stock awards ("Awards");

     - and dividend equivalent rights ("DERs").

     Options granted under the Stock Option Plan become exercisable in accordance with the terms of the grant made by the Compensation Committee. However, the outside Directors are eligible to receive only NQSOs. The Compensation Committee determines the terms and restrictions applicable to the Awards. Option and Award recipients must also enter into a written stock option agreement with the Company. In administering the Stock Option Plan, the Compensation Committee has discretionary authority to:

     - select participants from among a class of eligible persons;

     - determine the time an option or Award is granted;

     - determine when and in what increments shares covered by the option or Award may be purchased or will vest; and

     - in the case of options, determine whether it is intended to be an ISO or a NQSO.

     There are certain restrictions applicable to ISOs that are mandatory, including a requirement that ISOs not be issued for less than 100% of the then fair market value of our common stock (110% in the case of a grantee who holds more than ten percent of the outstanding common stock). In addition, an ISO's maximum term is ten years (five years in the case of a grantee who holds more than ten percent of our outstanding common stock). The fair market value of an ISO when granted is:

     - the closing sale price on such date as reported in the Wall Street Journal; or

     - the average of the closing price on each day of which it was traded over a period of up to 20 trading days immediately prior to such date; or

     - if the common stock is not publicly traded, the fair market value as otherwise determined by the Board of Directors or the Compensation Committee in the good faith.

     Eligible persons under the Stock Option Plan are officers, directors and employees of the Company or its subsidiaries, and other persons expected to provide significant services to the Company. ISOs may only be granted to the officers and key employees of the Company and its subsidiaries. In contrast, NQSOs and Awards may be granted to the directors, officers, key employees, agents and consultants of the Company or any of its subsidiaries.

     Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the Stock Option Plan authorizes the grant of options to purchase, and Awards of, an aggregate of up to 325,333 shares of the Company's common stock. If an option granted under the Stock Option Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Awards under the Stock Option Plan.

     Unless previously terminated by the Board of Directors, the Stock Option Plan will terminate ten years from the date of approval and no options or Awards may be granted under the Stock Option Plan thereafter, but existing options or Awards remain in effect until the options are exercised or the options or the Awards are terminated by their terms. An option has a maximum term of ten years (or five years in the case of ISOs granted to an employee who owns in excess of 10% of the combined voting power of the Company's outstanding equity stock). Options may be granted on terms providing for exercise either in whole or in part at any time or times during their restrictive terms, or only in specified percentages at stated time periods or intervals during the term of the option.

     The aggregate fair market value (determined as of the time of grant) of the shares with respect to which ISOs are exercisable for the first time by an employee during any calendar year may not exceed $100,000.

     The exercise price of any option granted under the Stock Option Plan is payable in full in cash, or its equivalent as determined by the Compensation Committee. The Company may make loans available to option holders to permit them to exercise options. Any such loan must be evidenced by a promissory note executed by the option holder and secured by a pledge of common stock of the Company with fair value at least equal to the principal of the promissory note unless otherwise determined by the Compensation Committee.

     The Board of Directors may, without affecting any outstanding options or Awards, from time to time revise or amend the Stock Option Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may, without stockholder approval, increase the number of shares subject to the Stock

Option Plan, modify the class of participants eligible to receive options or Awards granted under the Stock Option Plan or extend the maximum option term under the Stock Option Plan.

     All stock options granted by the Compensation Committee pursuant to the Stock Option Plan are contingent and may vest, subject to other vesting requirements imposed by the Compensation Committee, in full or in part on any September 30 beginning with September 30, 1998 and ending with September 30, 2002 (each, an "Earn-Out Measuring Date"). Vesting occurs when:

     - the return on a unit offered in the Company's initial public offering is at least equal to the initial public offering price of the unit; and

     - one-third of any outstanding stock options will vest as of any Earn-Out Measuring Date through which the return on a unit is at least equal to a 20% annualized return on the initial public offering price of the unit.

     The return on a unit is determined by adding (i) the appreciation in the value of the unit since the closing of the initial public offering and (ii) the amount of distributions made by the Company on the shares of common stock included in the unit since the closing of the initial public offering. The appreciation in the value of a unit as of any Earn-Out Measuring Date is the average difference, during the 30 day period that ends on the Earn-Out Measuring Date, between the market price of the shares of common stock included in the unit and the initial public offering price of the unit multiplied by two to take into account the value of the warrant included in the unit. In determining whether stock options have vested, appropriate adjustments will be made for stock splits, recapitalizations, stock dividends and transactions having similar effects.

     No vesting occurred on the first Earn-Out Measuring Date (September 30,
1998) and the second Earn-Out Measuring Date (September 30, 1999) because the Company did not meet or exceed the vesting requirements.

1999 EQUITY INCENTIVE PLAN

     The Company adopted the 1999 Equity Incentive Plan (the "Equity Incentive Plan"), which provides for the grant of stock options which are not intended to be "qualified incentive stock options" pursuant to Section 422 of the Internal Revenue Code. The Equity Incentive Plan is intended to provide a means of performance-based compensation in order to attract, retain and motivate employees and consultants of the Company and to enable them to participate in the growth of the Company by providing for or increasing the proprietary interests of such persons in the Company. The Compensation Committee administers the Equity Incentive Plan. The outside Directors are eligible to receive grants of stock portions under the Equity Incentive Plan.

     Options granted under the Equity Incentive Plan become exercisable in accordance with the terms of the grant made by the Compensation Committee. Awards are subject to the terms and restrictions of the Awards made by the Compensation Committee. Option and Award recipients must enter into a written stock option agreement with the Company. The Compensation Committee has the discretionary authority to:

     - select participants from among eligible persons;

     - determine at the time an option or Award is granted; and

     - determine when and in what increment shares covered by the option or Award may be purchased or will vest.

     Fair market value at the time any option or Award is granted is calculated as:

     - the closing sale price on such date as reported in the Wall Street Journal; or

     - the average of the closing price as reported in the Wall Street Journal on each day of which it was traded over a period of 20 trading days that ends on grant date; or

     - if the common stock is not publicly traded, the fair market value of the common stock as determined by the Compensation Committee in good faith.

     Persons eligible to participate in the Equity Incentive Plan are officers, directors and employees, agents and consultants of the Company or its subsidiaries, and other persons who are in a position to make a significant contribution to the Company's success.

     Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the Equity Incentive Plan authorizes the grant of options to purchase, and Awards of, an aggregate of up to 550,710 shares of the Company's common stock. If an option granted under the Equity Incentive Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Awards under the Equity Incentive Plan.

     Unless terminated earlier by the Board of Directors, the Equity Incentive Plan will terminate ten years from its approval date. When the Equity Incentive Plan ends, no options or Awards may be granted under the Equity Incentive Plan, but existing options or Awards remain in effect until they are exercised or terminated. Each option must terminate no more than ten years from the date it is granted. Options may be granted on terms providing for exercise either in whole or in part at any time or times during their restrictive terms, or only in specified percentages at stated time periods or intervals during the term of the option.

     The maximum number of common stock that any eligible participant may receive under the Equity Incentive Plan for any year may not exceed 50,000.

     The exercise price of any option granted under the Equity Incentive Plan is payable in full in cash, or its equivalent as determined by the Compensation Committee. The Company may make loans available to option holders to permit them to exercise options. Any loan to option holders must be evidenced by a promissory note executed by the option holder and secured by a pledge of common stock of the Company with fair value at least equal to the principal of the promissory note unless otherwise determined by the Compensation Committee.

     The Compensation Committee may, without affecting any outstanding options or Awards, from time to time revise or amend the Equity Incentive Plan, and may suspend or discontinue it at any time. However, under the terms of the Equity Incentive Plan, no revision or amendment may, without stockholder approval:

     - increase the number of shares subject to the Equity Incentive Plan;

     - modify the class of participants eligible to receive options;

     - modify the class of participants eligible to receive Awards; or

     - extend the maximum option term.

     A summary of the status of the Company's Stock Option Plan and Equity Incentive Plan as of December 31, 1999 and changes during the period from September 19, 1997 to December 31, 1999 and for the year ended December 31, 1999, is presented below:

                                          1997 STOCK      1999 EQUITY
                                          OPTION PLAN    INCENTIVE PLAN
                                             # OF             # OF                              WEIGHTED
                                          OPTIONS FOR     OPTIONS FOR                           AVERAGE
                                            SHARES           SHARES        EXERCISE PRICE    EXERCISE PRICE
                                          -----------    --------------    --------------    --------------
STOCK OPTION ACTIVITY - 1997
Granted - September 19, 1997............    162,664                            $15.00
Granted - September 28, 1997............    160,660                             15.75
Cancelled...............................     (3,000)                            15.75
                                            -------
Outstanding at Dec. 31, 1997............    320,324                                              $15.37
                                            =======                                              ======
STOCK OPTION ACTIVITY - 1998
Granted - January 14, 1998..............      2,000                            $15.94
Granted - March 9, 1998.................      2,000                             18.13
Cancelled...............................     (1,750)                            15.75
                                            -------
Outstanding at Dec. 31, 1998............    322,574
                                            =======
STOCK OPTION ACTIVITY - 1999
Granted - August 29, 1999...............                    282,750            $4.625
Cancelled...............................    (27,250)                            15.75
Cancelled...............................                    (12,500)            4.625
Outstanding at Dec. 31, 1999............    295,324                                              $15.35
                                            =======                                              ======
                                                            270,250                              $4.625
                                                            =======                              ======

     No shares were exercisable at December 31, 1998 and 1999.

CHANGE IN CONTROL

     The Company adopted policies to take effect in the event a single person, entity, or a group of persons and/or entities acting in concert acquires control of the Company through a merger or other combination, or if the employment of any of the Principals is terminated without good cause or good reason (any of the above events, a "Change in Control"). If there is a Change of Control the Chief Executive Officer may:

     - accelerate the exercisability, prior to the effective date of the Change in Control, of all outstanding options under the Stock Option Plan and the Equity Incentive Plan (and terminate the restrictions applicable to any shares);

     - accelerate the exercisability, prior to the effective date of the Change in Control, of all outstanding ISOs (and terminate the restrictions applicable to any shares);

     - grant and deliver award bonuses under the Bonus Incentive Plan; and

     - forgive any and all of the outstanding indebtedness of the Principals' Loans.

     On April 11, 2000 the Board of Directors approved a Stockholder Protection Rights Agreement. The Stockholder Protection Rights Agreement became effective on April 28, 2000 and provides that the holder of a Right, upon the exercise of the Right, is entitled to purchase from the Company one one-hundredth of a share of Participating Preferred Stock at an exercise price of $17.00 per share, subject to adjustment. The description and terms of the Rights are set forth in the Stockholder Protection Rights Agreement, which is incorporated by reference to the Company's form 8-K filed April 28, 2000.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Company has developed and implemented executive compensation policies and plans, including incentive and stock option plans, which seek to enhance the profitability and value of the Company. These policies are administered by the Company's Compensation Committee. The principal objective is to align closely the financial interests of the Company's executives with those of its stockholders. Therefore, the Company's compensation policies link the compensation of the Company's Chief Executive Officer and other executive officers to the Company's financial performance.

     The Company's executive compensation policy sets base salary at the minimum levels considered sufficient to attract and retain qualified executive officers. The Company provides performance-based variable compensation, allowing the total compensation of executive officers to fluctuate with the Company's performance.

     The Company adopted the Stock Option Plan to provide employees with options to acquire common stock of the Company. Under the Stock Option Plan, incentive stock options and non-qualified stock options may be granted to key employees, directors and consultants of the Company and its subsidiaries. To date, all options granted under the Stock Option Plan have been granted at an exercise price equal to the fair market value on the date of grant. The Company awarded stock options under the Stock Option Plan to executive officers during 1997. These stock options are intended to provide an incentive to the Company's executive officers and other key employees to increase the market value of the common stock of the Company, which links to executive compensation the performance of the Company.

     The Company has also adopted a Bonus Incentive Compensation Plan, which provides annual bonuses for eligible participants of the Company. The bonuses awarded under this plan are based upon the annual net income of the Company. As a result, the Company's executive officers and other key employees receive an incentive to increase the market value of the Company. In view of the Company's 1999 operating results, no bonuses for 1999 were awarded pursuant to the Bonus Incentive Compensation Plan. A discretionary bonus pool of $145,000 was, however, approved by HCP's management committee to reward certain HCP employees for their efforts during 1999. No Principals received any of the discretionary bonus pool payments.

     Under the Equity Incentive Plan non-qualified stock options may be granted to key employees, directors and consultants of the Company and its subsidiaries. To date, all options granted under the Equity Incentive Plan have been granted at an exercise price equal to the fair market value on the date of grant. The Company awarded stock options under the Equity Incentive Plan to executive officers during 1999. These stock options are intended to provide an incentive to the Company's executive officers and other key employees to increase the market value of the common stock of the Company, thus linking the performance of the Company to executive compensation.

     The compensation packages for Mr. Burchett, Ms. Mizerak, Mr. Ostendorf and Ms. Tavares were negotiated at the time of the Company's initial public offering. The purpose of these compensation packages was to retain the experience and talents of these individuals. As with other executive compensation of the Company, these arrangements consist of base salaries, stock options and annual bonuses based upon the annual net income of the Company, all of which is intended to encourage corporate performance. In addition, the base annual salaries of Mr. Burchett, Ms. Mizerak, Mr. Ostendorf and Ms. Tavares are subject to increase at the discretion of the non-employee Directors or the Compensation Committee. No such discretionary increases were awarded in 1999. A cost of living salary adjustment was put into effect in October 1998, pursuant to the terms of the Principal's employment agreements.

                                          COMPENSATION COMMITTEE

                                          John A. Clymer
                                          John Nicholas Rees
                                          Joseph Freeman

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

GENERAL

     No interlocking relationship exists between the Company's Board of Directors or officers responsible for compensation decisions and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

     Effective as of January 1, 1998, the Company entered into a Management Agreement (the "Management Agreement") with HCP. Under this agreement, HCP, subject to the direction and control of the Company's Board of Directors, provides certain services for the Company, including, among other things:

     - serve as the Company's consultant with respect to the formulation of investment criteria and preparation of policy guidelines by the Board of Directors;

     - assist the Company in developing criteria for the purchase of mortgage assets that are specifically tailored to the Company's investment objectives;

     - represent the Company in connection with the purchase and commitment to purchase or sell mortgage assets;

     - arrange for the issuance of mortgage securities from a pool of mortgage loans;

     - furnish reports and statistical and economic research to the Company regarding the Company's activities and the services performed for the Company by HCP;

     - on an ongoing basis, monitor and provide to the Board of Directors price information and other data;

     - invest or reinvest any of the Company's money in accordance with its policies and procedures and the terms and conditions of the Management Agreement;

     - provide executive and administrative personnel office space and services required in rendering services to the Company; and

     - administer the day-to-day operations of the Company.

     The Company each month pays HCP a fee for its services, and expenses for any due diligence services provided by independent contractors and other third parties in connection with the acquisition of mortgage assets.

     The monthly fee paid to HCP equals the sum of:

     - (a) the wages and salaries of the personnel employed by HCP and/or its affiliates (other than independent contractors and other third parties rendering due diligence services in connection with the acquisition of any mortgage assets) apportioned to the Company for that month, plus

     - (b) 25% of (a).

     The monthly expenses paid to HCP equal the sum of:

     - (c) the expenses of HCP; plus

     - (d) three percent of (c).

     Any amount that may become payable by HCP to the Company for any services provided by the Company to HCP, including the services of the Principals, is offset against amounts payable to HCP. Effective July 1, 1999, the Management Agreement was amended to define HCP's monthly expenses related to services provided to the Company to mean: rent; telephone; utilities; office furniture; equipment; machinery; and other office expenses of HCP required for the Company's day-to-day operations, including bookkeeping, clerical and back-office services provided by HCP. During 1999 the Company recorded management and administrative expenses of $809,000 and due diligence expenses of $119,000 relating to billings from HCP, pursuant to the Management Agreement.

     Subject to other contractual limitations, the Management Agreement does not prevent HCP from acting as an investment advisor or manager for any other person, firm or corporation. The term of the Management Agreement continues until December 31, 2000, and is automatically renewed for successive one-year periods unless the unaffiliated directors, as defined in the Management Agreement, resolve to terminate the Management Agreement.

The Formation Transactions

     In connection with the Company's initial public offering, the Company acquired a 97% ownership interest (representing 100% of the non-voting preferred stock) in HCP and its wholly-owned subsidiaries, Hanover Capital Mortgage Corporation ("HCMC") and Hanover Capital Securities, Inc. ("HCS") from the Principals, in exchange for an aggregate of 716,667 shares of the Company's common stock. The Principals may also receive up to 216,667 additional shares of common stock as additional payment for their contribution of the preferred stock of HCP to the Company (the "Earn-Out"). The Earn-Out may vest in full or in part on any September 30 beginning with September 30, 1998 and ending with September 30, 2002 (each, an "Earn-Out Measuring Date"). The Earn-Out will vest in full as of any Earn-Out Measuring Date through which the return on a unit offered in the Company's initial public offering is at least equal to the initial public offering price of the unit. A unit is one share of common stock and one warrant. One-third of the Earn-Out will vest as of any Earn-Out Measuring Date through which the return on a unit is at least equal to a 20% annualized return on the initial public offering price of the unit.

     The return on a unit is determined by adding:

     - the appreciation in the value of the unit since the closing of the initial public offering; and

     - the amount of distributions made by the Company on the shares of common stock included in the unit since the closing of the initial public offering.

     Appreciation in a unit's value as of any Earn-Out Measuring Date is the average difference, during the 30 day period that ends on the Earn-Out Measuring Date, between

     - the market price of our shares of common stock included in the unit; and

     - the initial public offering price of the unit multiplied by two to take into account the value of the warrant included in the unit.

     In determining whether the Earn-Out has vested, appropriate adjustments will be made for stock splits, recapitalizations, stock dividends and transactions having similar effects.

     In addition, up to $1,750,000 in loans made by the Company to the Principals to enable the Principals to pay taxes will be forgiven to the extent that the Earn-Out vests. These loans are secured by 116,667 shares of the Principal's common stock of the Company but are otherwise nonrecourse to the Principals.

     The shares of common stock acquired by the Principals (including any additional shares to be issued upon the vesting of the Earn-Out) and the forgiveness of any loans to the Principals upon the vesting of the

Earn-Out represent the consideration given to the Principals in exchange for their contribution of the preferred stock of HCP to the Company.

     Although the Company owns all of the preferred stock of HCP, the Company generally has no right to control the affairs of HCP, HCMC and HCS (other than to approve certain fundamental transactions such as mergers, consolidations, sales of substantially all assets, and voluntary liquidations) because the preferred stock of HCP is nonvoting. Instead, as the holders of all of the common stock of HCP, the Principals control the operations and affairs of HCP, HCMC and HCS. This ownership is required because, as a real estate investment trust, the Company generally may not own more than ten percent (10%) of the voting securities of any other issuer.

Employment Agreements

     On September 19, 1997, the Company entered into employment agreements with Mr. Burchett, Ms. Tavares, Ms. Mizerak, and Mr. Ostendorf. Each employment agreement provides for an initial term of five years and will be automatically extended for an additional year at the end of the employment agreement, unless either party provides prior written notice to the contrary or the employee has been terminated pursuant to the terms of the employment agreement. The employment agreements provide for an initial annual base salary of $300,000, $225,000, $225,000, and $225,000 for Mr. Burchett, Ms. Mizerak, Mr. Ostendorf and Ms. Tavares (each, a "Principal"), respectively, and annual cost of living increases. Each employment agreement also provides for participation by the executive officer in the Company's Bonus Incentive Compensation Plan and the Company's Stock Option Plan.

     Each employment agreement contains a provision prohibiting competition with the Company for a certain period of time following his or her termination for "good cause". Good cause means:

     - the conviction of (or the plea of nolo contendere to) a felony;

     - the Board of Directors' good faith determination that the employee willfully and deliberately failed to perform a material amount of his or her duties (other than a failure to perform duties due to physical or mental illness), and the employee's failure to perform his or her duties was not cured within 30 days after written notice from the Board of Directors specifying with reasonable particularity such alleged failure;

     - any absence from the Company's regular full-time employment in excess of three consecutive days that is not due to a vacation, participation in a permitted activity, bona fide illness, disability, death or other reason expressly authorized by the Board of Directors in advance; or

     - any act or acts of personal dishonesty (including, without limitation, insider trading or unauthorized trading in the Company's securities) which may have a material adverse effect on the Company or any of its subsidiaries.

     In addition, the executive officer will be entitled to receive his or her base salary in effect at the date of termination until the later of one year from the termination date or the end of the employment term if the executive officer is:

     - terminated by the Company without good cause;

     - resigns from the Company within 90 days after being removed from Board of Directors; or

     - is not re-elected to the Board of Directors, despite the executive officer's efforts to remain on the Board of Directors.

     In the event that the executive officer is terminated without good cause within 90 days after a change of control of the Company, then the executive officer will be entitled to receive his or her base salary then in effect until the later of two years from the date of termination or to the end of the term of the employment agreement. The employment agreement also provides each executive officer specified amounts of term life and disability insurance coverage, a monthly automobile allowance and payment of club dues.

The HCP Shareholders' Agreement

     HCP and the Principals entered into a shareholders' agreement (the "HCP Shareholders' Agreement") that governs, among other things,

     - the rights of the Principals to transfer their shares of common stock of HCP, and

     - the purchase of shares of common stock of HCP from the Principals by HCP, the Company and the other Principals.

     Under the HCP Shareholders' Agreement, a Principal may not transfer his or her shares of common stock of HCP, other than to a family member, an affiliate or another HCP stockholder, without first offering those shares of HCP to HCP, the other holders of common stock of HCP, and the holders of preferred stock of HCP (in that order) on the same terms and conditions.

     In addition, HCP, the other holders of common stock of HCP, and holders of preferred stock of HCP have the right to purchase the shares of the common stock of HCP of a Principal if the Principal:

     - ceases to be employed by the Company (including by death, disability or voluntary or involuntary termination);

     - ceases to own any equity interest in the Company;

     - becomes bankrupt; or

     - transfers any shares of common stock of HCP in connection with a divorce or by operation of law.

     The amount payable to a Principal who suffers any of the foregoing events is based on the valuation of HCP. To avoid the loss of the Company's status as a real estate investment trust, the Company is permitted to assign its rights to purchase common stock of HCP, and to exchange any common stock of HCP it purchases for shares of nonvoting common stock of HCP.

Loans to the Principals and Executive Officers

     In connection with the Company's initial public offering, the Company agreed to make up to $1,750,000 in loans available to the Principals to enable them to pay their personal income taxes on the gains they recognized upon contributing HCP preferred stock to the Company for shares of the Company's common stock. Each loan has a term of five years and bears interest at the lowest "applicable Federal rate" in effect for the month in which the loan was made. No payment of principal on the loans is due before maturity unless the borrowing Principal is terminated for "good cause" under his or her employment agreement with the Company, in which case the loan will become immediately due and payable. Interest, however, is payable on a quarterly basis in arrears. The loans to the Principals are secured by 116,667 of their shares of the Company's common stock but are otherwise nonrecourse to the Principals. A Principal will not be able to sell the shares of common stock that are pledged to secure his or her loan. Accordingly, if a Principal defaults in repaying his or her loan, the Company will be able to look only to the shares of common stock the Principal pledged to secure his or her loan and not to any personal assets of the Principal. Thus, a decline in the value of the common stock could result in a Principal's failure to repay his or her loan. As additional consideration to the Principals for their contribution of the preferred stock of HCP to the Company, the outstanding balance of the loans will be forgiven to the extent that the Earn-Out vests. The terms of the loans were not determined through arm's-length negotiations and may be more favorable to the Principals than would otherwise be available to them.

     In March 1998, the Company agreed to lend up to an additional $1,500,000 in unsecured loans to the Principals, in lieu of incurring the costs and expenses the Company was required to pay associated with the registration of 100,000 shares of the Company's common stock owned by the Principals. Pursuant to this loan agreement, the Company loaned the Principals an additional $1,203,880 in April 1998. The additional loans originally were due and payable on March 31, 1999, but in March 1999 their term was extended to March 31, 2001. The loans bear interest at 5.51% which was the lowest applicable Federal rate in March 1998.

     In November 1998, the Company agreed to lend up to an additional $226,693 in unsecured loans to the Principals. The additional loans to Principals were used to fund equity contributions by the Principals to HCP and Hanover Capital Partners 2, Inc., affiliates of the Company. These loans are due and payable in November 2002 and bear interest at 4.47% (the lowest applicable Federal rate in November 1998). A portion of these loans ($44,223) was repaid in February 1999.

     In connection with the hiring of Thomas P. Kaplan as the Company's Chief Financial Officer and a Managing Director, the Company agreed to loan to Mr. Kaplan an amount sufficient to purchase up to 50,000 shares of the Company's common stock. The loan has a term of three years and bears interest at the lowest "applicable Federal rate" in effect for the month in which the loan was made. Mr. Kaplan's loan bears interest at 5.29% which was the lowest applicable Federal rate in September 1999.

     No payment of principal on the loans is due before maturity unless the borrower is terminated for "good cause" under his or her employment agreement with the Company, in which case the loan will become immediately due and payable. Interest, however, is payable on a quarterly basis in arrears. Although Mr. Kaplan's loan is a nonrecourse loan, it is secured by 50,000 of his shares of the Company's common stock. Mr. Kaplan will not be able to sell the shares of common stock that are pledged to secure his loan. Accordingly, if Mr. Kaplan defaults in repaying his loan, the Company will be able to look only to his pledged shares of common stock and not to any of his personal assets. Thus, a decline in the value of the common stock could result in Mr. Kaplan's failure to repay his loan.

     The summary of executive officer loans at December 31, 1999 is shown below:

                                    AMOUNT OF LOAN                     SECURED BY OR
PRINCIPALS                           OUTSTANDING      INTEREST RATE      UNSECURED      MATURITY DATE
----------                          --------------    -------------    -------------    --------------
John A. Burchett..................     $270,000           6.02%        Secured(a)       September 2002
John A. Burchett..................      692,500           5.70%        Secured(a)       September 2002
John A. Burchett..................      696,280           5.51%        Unsecured        March 2001(b)
John A. Burchett..................       45,958           4.47%        Unsecured        November 2002
Joyce S. Mizerak..................      108,000           6.02%        Secured(a)       September 2002
Joyce S. Mizerak..................      154,500           5.70%        Secured(a)       September 2002
Joyce S. Mizerak..................      170,500           5.51%        Unsecured        March 2001(b)
Joyce S. Mizerak..................       12,526           4.47%        Unsecured        November 2002
George J. Ostendorf...............      262,500           5.70%        Secured(a)       September 2002
George J. Ostendorf...............      130,000           5.51%        Unsecured        March 2001(b)
George J. Ostendorf...............       12,526           4.47%        Unsecured        November 2002
George J. Ostendorf...............       12,203           4.47%        Unsecured        November 2002
Irma N. Tavares...................      104,600           6.02%        Secured(a)       September 2002
Irma N. Tavares...................      157,900           5.70%        Secured(a)       September 2002
Irma N. Tavares...................      207,100           5.51%        Unsecured        March 2001(b)
Irma N. Tavares...................       12,526           4.47%        Unsecured        November 2002
Thomas P. Kaplan..................      241,796           5.29%        Secured(a)       September 2002

---------------
(a) The loans to the Principals are secured (in total) by 166,667 of their shares of the Company's common stock but are otherwise non-recourse to the Principals. The loan to Mr. Kaplan is secured by 50,000 shares of the Company's common stock but is otherwise non-recourse to Mr. Kaplan.

(b) The loans were amended to extend the maturity date from March 1999 to March 2001.

                               PERFORMANCE GRAPH

     The following graph presents a price comparison of the Company's common stock since the Company's initial public offering on September 16, 1997 (the date the units consisting of common stock and warrants commenced trading) through December 31, 1999, to the S&P Composite-500 Stock Index and an index average of the Company's peer group, composed of comparable publicly-traded companies, in each case for the period commencing on September 16, 1997 through December 31, 1999. Prior to March 20, 1998 only the units were traded on the American Stock Exchange, subsequent to March 19, 1998 the common stock and warrants also commenced trading separately. For purposes of the graph below the value of the units is used until March 20, 1997, and the value of the common stock is used for subsequent periods. The peer group includes Imperial Credit Mortgage Holdings, Inc., Capstead Mortgage Corporation, DYNEX Capital, INMC Mortgage Holdings, Thornburg Mortgage Asset Corporation and Redwood Trust, Inc. The returns reflect stock price appreciation for the Company's common stock and for each of the comparative indices. The graph assumes $100 invested on September 16, 1997, in the Company's common stock at the initial IPO, the S&P 500 Stock Index and the stock index of the peer group. The data source is Bloomberg. The total return performance shown on the graph is not necessarily indicative of future total return performance of the Company's common stock. Performance Graph

                                                HANOVER CAPITAL MORTGAGE
                                                      HOLDINGS INC.            S&P 500 STOCK INDEX          PEER GROUP INDEX
                                                ------------------------       -------------------          ----------------
16-Sep-97                                                100.00                      100.00                      100.00
31-Dec-97                                                110.00                      103.10                       86.07
31-Dec-98                                                 29.17                      129.99                       35.65
31-Dec-99                                                 24.17                      155.37                       37.50

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Audit Committee and the Board of Directors selected and appointed Deloitte & Touche LLP to act as the Company's independent accountants for the year ended December 31, 2000. In recognition of the important role of the independent accountants, their selection is submitted to the stockholders for their review and ratification on an annual basis.

     An affirmative vote of a majority of the shares voting on this proposal is required for its adoption. In view of the difficulty and the expense involved in changing independent accountants on short notice, if the proposal is not approved, it is contemplated that the appointment for 2000 may be permitted to stand, unless the Board of Directors finds other compelling reasons for making a change. Disapproval of this proposal will be considered as advice to the Board of Directors to select other independent accountants for the following year. The Board of Directors expects representatives of Deloitte & Touche LLP to be present at the Annual Meeting, and they will have the opportunity to make a statement if they so desire. The representatives of Deloitte & Touche LLP will also be available to respond to appropriate questions.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons owning more than ten percent of a registered class of the Company's securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent holders are required by regulations under the Exchange Act of 1934 to furnish the Company with copies of all Section 16(a) forms they file.

     After reviewing the copies of these reports furnished to the Company during the fiscal year which ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied by these persons with the exception of the following:

     John A. Burchett, Chairman of the Board, Chief Executive Officer and President, filed a late Form 5 relating to his beneficial ownership of the Company's common stock.

                            STOCKHOLDERS' PROPOSALS

     Any stockholder who intends to present a proposal at the next annual meeting of stockholders to be held in 2001, must deliver the proposal at the Company's principal executive offices no later than December 23, 2000 in order for it to be considered for inclusion in the proxy statement and form of proxy related to that meeting.

                                 OTHER MATTERS

Discretionary Authority to Vote Proxy

     The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter shall properly come before the meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have discretionary authority to vote all proxies in accordance with their best judgment.

Annual Report; Annual Report on Form 10-K

     The Annual Report of the Company for the year 1999 accompanies this Proxy Statement. The Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, which includes audited financial statements, is included in the Company's Annual Report.

     Stockholders who would like an additional copy of the Company's Annual Report on Form 10-K may obtain it, free of charge, upon request to the Secretary of the Company.

                                          By order of the Board of Directors

                                          Joyce S. Mizerak,
                                          Senior Managing Director, a Director
                                          and Secretary

April 28, 2000

                                                                   HCMCM-PS-2000

                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

CONTROL NUMBER:
RECORD DATE SHARES:


1.  Election of Directors.
                                FOR ALL                                 FOR ALL
    (01) JOHN A. BURCHETT      NOMINEES             WITHHOLD             EXCEPT
    (02) JOHN A. CLYMER
    (03) SAIYID T. NAQVI         [ ]                  [ ]                  [ ]
    (04) JAMES F. STONE

     NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2. Ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company.

                  FOR                AGAINST            ABSTAIN

                  [ ]                  [ ]                [ ]

3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.

     Mark box at right if an address change or comment has been
     noted on the reverse side of this card.                [ ]

Please be sure to sign and date this Proxy.           Date
--------------------------------------------------------------------------------


-----------------------------------     ----------------------------------------
    Stockholder sign here                       Co-owner sign here


DETACH CARD                                                          DETACH CARD


                           90 WEST STREET, SUITE 2210
                            NEW YORK, NEW YORK 10006

                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 18, 2000
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints John A. Burchett and Joyce S. Mizerak as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 2000 Annual Meeting of Stockholders of HANOVER CAPITAL MORTGAGE HOLDINGS, INC. to be held at the American Stock Exchange, 86 Trinity Place, New York, New York on Thursday, May 18, 2000 at 11:00 a.m., and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

           PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

----------------------------------           -----------------------------------

----------------------------------           -----------------------------------

----------------------------------           -----------------------------------

                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.


Dear Stockholder,

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted, then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders on May 18, 2000.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Hanover Capital Mortgage Holdings, Inc.